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                                                                    EXHIBIT 23.4

EXCO Resources, Inc.
5735 Pineland Dr., #235
Dallas, Texas  75231

I consent to the reference to me under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-2 on Form S-3) and related Prospectus of EXCO Resources, Inc. for the registration of 2,112,491 shares of common stock and the incorporation by reference therein of my report dated March 25, 1998, with respect to the financial statements of Gladstone Resources, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/   Harold L. Ratcliff
HAROLD L.  RATCLIFF, C.P.A.


Dallas, Texas
September 25, 1998